Exhibit 4.1

SPIRE MISSOURI INC.

TO

REGIONS BANK

Trustee

______________________________

Forty-Second Supplemental Indenture

Dated as of October 8, 2026

______________________________

First Mortgage Bonds

6.200% Series due October 15, 2036

TABLE OF CONTENTS

Page

Parties	1
Recitals	1
Previous Indentures	1
Identity of the Company	10
Identity of Trustee	11
Outstanding Bonds	11
Form of Fully Registered Bond of the 2036 Series	13
Form of Trustee’s Certificate of Authentication	24
Compliance with Legal Requirements	24
Granting Clause	24
Exception Clause	25
Habendum Clause	25
Exceptions, Reservations, etc.	26
Grant in Trust	26
Covenant Clause	26

i

ii

Exhibits

Exhibit A Mortgage Amendment

Exhibit B Explanatory Note to the Mortgage Amendment

iii

FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 8th day of October, 2026 between SPIRE MISSOURI INC. (f/k/a Laclede Gas Company), a corporation duly organized and existing under the laws of the State of Missouri, having its principal place of business at 700 Market Street, St. Louis, Missouri 63101, hereinafter sometimes called the “Company,” party of the first part, and REGIONS BANK, a corporation organized under the laws of the State of Alabama, and having a principal place of business and corporate trust office at 8182 Maryland Ave., 12th Floor, Clayton, Missouri 63105, as trustee (in such capacity, the “Trustee,”) party of the second part.

WHEREAS, there have heretofore been duly executed and delivered the following four indentures between the Company and Mississippi Valley Trust Company, to-wit:

(a) An indenture of mortgage and deed of trust, hereinafter sometimes called the “Original Indenture,” dated as of February 1, 1945, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6324 at Page 93 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2078 at Page 12 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 399 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 480 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 551 at Page 593 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 629 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 1 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 451 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 503 at Page 606 and is filed in the office of the Secretary of State of Missouri under filing number 26,557 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590088; and

(b) A supplemental indenture, hereinafter sometimes called the “First Supplemental Indenture,” dated as of December 1, 1946, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6562 at Page 528, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2268 at Page 273; and

(c) A supplemental indenture, hereinafter sometimes called the “Second Supplemental Indenture,” dated as of March 15, 1948, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6687 at Page 467, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2327 at Page 357; and

(d) A supplemental indenture, hereinafter sometimes called the “Third Supplemental Indenture,” dated as of April 1, 1951, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7079 at Page 125 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2869 at Page 275; and

WHEREAS, there have been heretofore duly executed and delivered four indentures between the Company and Mercantile Trust Company, to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Fourth Supplemental Indenture,” dated as of December 1, 1954, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7458 at Page 400 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3342 at Page 34 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 477 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 574 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 721 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 183 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 632 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 1 and is filed in the office of the Secretary of State of Missouri under filing number 26,558; and

(b) A supplemental indenture, hereinafter sometimes called the “Fifth Supplemental Indenture,” dated as of May 1, 1957, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7731 at Page 152 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3766 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 494 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 611 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 38 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 220 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 38 and is filed in the office of the Secretary of State of Missouri under filing number 26,559; and

(c) A supplemental indenture, hereinafter sometimes called the “Sixth Supplemental Indenture,” dated as of July 1, 1960, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8087 at Page 55 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 4348 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 535 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 651 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 78 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 22 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 260 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 42 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 62 and is filed in the office of the Secretary of State of Missouri under filing number 26,560; and

(d) A supplemental indenture, hereinafter sometimes called the “Seventh Supplemental Indenture,” dated as of June 1, 1964, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8506 at Page 215 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5410 at Page 399 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 342 at Page 2 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 697 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 124 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 46 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 306 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 89 and in the office of the

Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 90 and is filed in the office of the Secretary of State of Missouri under filing number 26,561; and

WHEREAS, there have been heretofore duly executed and delivered eight indentures between the Company and Mercantile Trust Company National Association, to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Eighth Supplemental Indenture,” dated as of April 15, 1966, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8678 at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5949 at Page 450 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 361 at Page 148 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 746 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 172 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 71 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 354 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 138 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 118 and is filed in the office of the Secretary of State of Missouri under filing number 28,645; and

(b) A supplemental indenture, hereinafter sometimes called the “Ninth Supplemental Indenture,” dated as of May 1, 1968, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8834 at Page 213 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6323 at Page 1904 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 389 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 498 at Page 408 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 790 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 216 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 94 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 398 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 183 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 145 and is filed in the office of the Secretary of State of Missouri under filing number 87,403; and

(c) A supplemental indenture, hereinafter sometimes called the “Tenth Supplemental Indenture,” dated as of May 15, 1970, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8988 at Page 52 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6456 at Page 132 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 396 at Page 560 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 554 at Page 79 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 829 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 255 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 114 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 436 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 223 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 168 and is filed in the office of the Secretary of State of Missouri under filing number 154,857; and

(d) A supplemental indenture, hereinafter sometimes called the “Eleventh Supplemental Indenture,” dated as of March 15, 1972, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 9133 at Page 4 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6577 at Page 1993 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 401 at Page 706 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 620 at Page 157 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 435 at Page 23 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 210 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 640 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 282 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 78 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 265 and is filed in the office of the Secretary of State of Missouri under filing number 234,221; and

(e) A supplemental indenture, hereinafter sometimes called the “Twelfth Supplemental Indenture,” dated as of March 15, 1974, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 40M at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6721 at Page 91 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 407 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 677 at Page 1445 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 465 at Page 976 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 210 at Page 255 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 598 at Page 683 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 237 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 84 at Page 117 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 535 at Page 540 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 127 at Page 149 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 58 at Page 731 and is filed in the office of the Secretary of State of Missouri under filing number 333,360; and

(f) A supplemental indenture, hereinafter sometimes called the “Thirteenth Supplemental Indenture,” dated as of June 1, 1975, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 70M at Page 2061 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6796 at Page 1447 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 411 at Page 9 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 704 at Page 1739 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 481 at Page 292 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 124 at Page 225 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 624 at Page 359 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 242 at Page 234 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 86 at Pages 483-532 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 547 at Page 300 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 130 at Page 416 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 59 at Page 649 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 227328 in Mtg. Book 108 at Page 478 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 378628 in Mtg. Book 115 at Page 803 and in the office of the Clerk of Court for St.

Mary Parish, Louisiana, under Registry No. 124894 in Mtg. Book 343 at Page 293 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 128419 in Mtg. Book 75 at Page 546 and is filed in the office of the Secretary of State of Missouri under filing number 397,857; and

(g) A supplemental indenture, hereinafter sometimes called the “Fourteenth Supplemental Indenture,” dated as of October 26, 1976, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 108M at Page 131 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6907 at Page 1970 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 416 at Page 192 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 745 at Page 40 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 507 at Page 669 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 241 at Page 279 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 654 at Page 132 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 248 at Page 795 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 89 at Pages 694-700 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 565 at Page 57 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 315 at Page 146 and in the office of the County Clerk of Wheeler County, Texas, in the Deed Records Vol. 260 at Page 991 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 233001 in Mtg. Book 114 at Page 208 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 389929 in Mtg. Book 122 at Page 15 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 129850 in Mtg. Book 360 at Page 593 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 131795 in Mtg. Book 79 at Page 21 and is filed in the office of the Secretary of State of Missouri under filing number 479,397 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590089; and

(h) A supplemental indenture, hereinafter sometimes called the “Fifteenth Supplemental Indenture,” dated as of July 15, 1979, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 202M at Page 1288 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7181 at Page 23 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 430 at Page 273 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 846 at Page 880 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 580 at Page 278 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 285 at Page 93 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 722 at Page 57 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 262 at Pages 709-770 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 98 at Pages 720-781 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 597 at Page 661 and in the office of the County Clerk of Beckham County, Oklahoma, in Misc. Record Book 385 at Page 230 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 273 at Pages 54-116 and in the office of the County Clerk of Blaine County, Oklahoma, in Book 325 Misc. Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 64 at Page 707 and in the office of the County Clerk of Lipscomb County, Texas, in the Deed of Trust Records, Vol. 196 at Page 607 and in the office of the County Clerk of Roberts County, Texas, in the Deed of Trust Records, Vol. 30 at Page 45 and in the office of the County

Clerk of Hemphill County, Texas, in the Deed of Trust Records, Vol. 59 at Page 428 and in the office of the Clerk of the Court for St. Mary Parish, Louisiana, under Registry No. 141319 in Mtg. Book 402 at Page 2 and in the office of the Clerk of the Court for the DeSoto Parish, Louisiana, under Registry No. 417237 in Mtg. Book 136 at Page 524 and in the office of the Clerk of the Court for Sabine Parish, Louisiana, under Registry No. 246026 in Mtg. Book 128 at Page 86 and in the office of the Clerk of the Court for Red River Parish, Louisiana, under Registry No. 141470 in Mtg. Book 87 at Page 619 and in the office of the Clerk of the Court for Terrebonne Parish, Louisiana, under Registry No. 602396 and is filed in the office of the Secretary of State of Missouri under Document Number 667303; and

WHEREAS, there have been heretofore duly executed and delivered two indentures between the Company and Mercantile Bank National Association, to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Sixteenth Supplemental Indenture,” dated as of May 1, 1986, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-529 at Page 655 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7902 at Page 1138 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 573 at Page 2 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1080 at Page 1577 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 197 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 407 at Page 137 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 894 at Page 138 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 293 at Page 797 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 116 at Page 589 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 669 at Page 228 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 807 at Page 120 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 191, and in Deed Records, Vol. 348 at Page 69 and in the office of the Secretary of State of Texas under Document Number 131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1322775; and

(b) A supplemental indenture, hereinafter sometimes called the “Seventeenth Supplemental Indenture,” dated as of May 15, 1988, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-669 at Page 258 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8315 at Page 902 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 676 at Page 449 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1212 at Page 1948 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 396 at Page 1987 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 459 at Page 289 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 962 at Page 8 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 303 at Page 527 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 123 at Page 243 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 691 at Page 620 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 973 at Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 234, and in Deed Records, Vol. 369 at Page 386 and in the office of the Secretary of State of Texas under Document Number 86131214 and is filed in the office of the Secretary of

State of Missouri under Document Number 1596374 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590090; and

WHEREAS, there have been heretofore duly executed and delivered five indentures between the Company and Mercantile Bank of St. Louis National Association, to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Eighteenth Supplemental Indenture,” dated as of November 15, 1989, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 762M at Page 1126 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8646 at Page 2196 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 748 at Page 17 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1294 at Page 631 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 442 at Page 14 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 498 at Page 13 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1012 at Page 36 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 311 at Page 503 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 127 at Page 682 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 709 at Page 78 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1094 at Page 263 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 93 at Page 630 and in the office of the Secretary of State of Texas under Document Number 252980 and is filed in the office of the Secretary of State of Missouri under Document Number 1798065 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590091; and

(b) A supplemental indenture, hereinafter sometimes called the “Nineteenth Supplemental Indenture,” dated as of May 15, 1991, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 848 at Page 716 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8983 at Page 1095 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 821 at Page 79 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1370 at Page 1846 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 483 at Page 1909 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 541 at Page 82 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1060 at Page 253 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 319 at Page 355 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 132 at Page 44 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 725 at Page 442 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1213 at Page 105, UCC Filing No. 135, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023021, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 96 at Page 96 and in Deed Records, Book 399 at Page 254, and in the office of the Secretary of State of Texas under Document Number 088153 and is filed in the office of the Secretary of State of Missouri under Document Number 1999268 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590092; and

(c) A supplemental indenture, hereinafter sometimes called the “Twentieth Supplemental Indenture,” dated as of November 1, 1992, which is recorded in the office of the

Recorder of Deeds of the City of St. Louis, Missouri, in Book M945 at Page 1068 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9494 at Page 423 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 937 at Page 144 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1491 at Page 1289 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 543 at Page 2135 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 594 at Page 10 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1121 at Page 458 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 326 at Page 888 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 137 at Page 166 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 747 at Page 72 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 712 at Page 889 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1303 at Page 39, UCC Filing No. 296, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 056514, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 88 and in Deed Records, Book 409 at Page 589, and in the office of the Secretary of State of Texas under Document Number 212435 and is filed in the office of the Secretary of State of Missouri under Document Number 2188520 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590093; and

(d) A supplemental indenture, hereinafter sometimes called the “Twenty-First Supplemental Indenture,” dated as of May 1, 1993, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M982 at Page 0356 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9701 at Page 797 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 979 at Page 722 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1542 at Page 1449 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 567 at Page 2217 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 610 at Page 136 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1142 at Page 84 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 328 at Page 508 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 139 at Page 361 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 753 at Page 328 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 743 at Page 638 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1337 at Page 10, UCC Filing No. 109, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023874 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 804 and in Deed Records, Book 413 at Page 387, and in the office of the Secretary of State of Texas under Document No. 086970 and is filed in the office of the Secretary of State of Missouri under Document No. 2259648 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590094; and

(e) A supplemental indenture, hereinafter sometimes called the “Twenty-Second Supplemental Indenture,” dated as of November 15, 1995, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2604323; and

WHEREAS, there have been heretofore duly executed and delivered three indentures between the Company and State Street Bank and Trust Company of Missouri, N.A., to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Twenty-Third Supplemental Indenture,” dated as of October 15, 1997, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2841222; and

(b) A supplemental indenture, hereinafter sometimes called the “Twenty-Fourth Supplemental Indenture,” dated as of June 1, 1999, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 3039096; and

(c) A supplemental indenture, hereinafter sometimes called the “Twenty-Fifth Supplemental Indenture,” dated as of September 15, 2000, which is filed in the office of the Secretary of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 4088953; and

WHEREAS, there have been heretofore duly executed and delivered twelve supplemental indentures between the Company and UMB Bank & Trust, N.A., to-wit:

(a) A supplemental indenture, hereinafter sometimes called the “Twenty-Sixth Supplemental Indenture,” dated as of June 15, 2001, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 4178825; and

(b) A supplemental indenture, hereinafter sometimes called the “Twenty-Seventh Supplemental Indenture,” dated as of April 15, 2004, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20040045002J; and

(c) A supplemental indenture, hereinafter sometimes called the “Twenty-Eighth Supplemental Indenture,” dated as of April 15, 2004, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20040045001H; and

(d) A supplemental indenture, hereinafter sometimes called the “Twenty-Ninth Supplemental Indenture,” dated as of June 1, 2006, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20060063448E; and

(e) A supplemental indenture, hereafter sometimes called the “Thirtieth Supplemental Indenture,” dated as of September 15, 2008, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20080102574M; and

(f) A supplemental indenture, hereafter sometimes called the “Thirty-First Supplemental Indenture,” dated as of March 15, 2013, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 1303141991416; and

(g) A supplemental indenture, hereafter sometimes called the “Thirty-Second Supplemental Indenture,” dated as of August 13, 2013, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 1308132671740; and

(h) A supplemental indenture, hereafter sometimes called the “Thirty-Third Supplemental Indenture,” dated as of September 15, 2017, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 1709159358989;

(i) A supplemental indenture, hereafter sometimes called the “Thirty-Fourth Supplemental Indenture,” dated as of November 12, 2019, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 1911123808769; and

(j) A supplemental indenture, hereafter sometimes called the “Thirty-Fifth Supplemental Indenture,” dated as of May 20, 2021, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 202105190002863383; and

(k) A supplemental indenture, hereafter sometimes called the “Thirty-Sixth Supplemental Indenture,” dated as of December 7, 2021, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20211206001526230; and

(l) A supplemental indenture, hereafter sometimes called the “Thirty-Seventh Supplemental Indenture,” dated as of May 2, 2022, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20220502002248727; and

WHEREAS, there have been heretofore duly executed and delivered four supplemental indentures between the Company and Regions Bank, to-wit:

(a) A supplemental indenture, hereafter sometimes called the “Thirty-Eighth Supplemental Indenture,” dated as of February 13, 2023, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20230210001163133; and

(b) A supplemental indenture, hereafter sometimes called the “Thirty-Ninth Supplemental Indenture,” dated as of August 13, 2024, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20240813000976395; and

(c) A supplemental indenture, hereafter sometimes called the “Fortieth Supplemental Indenture,” dated as of May 1, 2025, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20250501000525703; and

(d) A supplemental indenture, hereafter sometimes called the “Forty-First Supplemental Indenture,” dated as of October 23, 2025, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under financing statement number 20251023001412099; and

WHEREAS, the Company is the same corporation as is designated in the Original and First and Second Supplemental Indentures as The Laclede Gas Light Company, which was the Company’s corporate name, and the same corporation as is designated in the Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Second Supplemental Indentures as the Laclede Gas Company, which was the Company’s corporate name, but before the date of the Thirty-Third Supplemental Indenture, the Company’s corporate name was duly changed to, and now is, Spire Missouri Inc.; and

WHEREAS, Regions Bank, the party of the second part to this Forty-Second Supplemental Indenture, is the present Trustee under the Original Indenture, being the successor to UMB Bank & Trust, N.A., which was the successor to State Street Bank and Trust Company of Missouri, N.A., which was the successor to Mercantile Bank of St. Louis National Association (from which State Street Bank and Trust Company of Missouri, N.A., acquired certain corporate trust assets), which was the successor to Mercantile Bank National Association, which was the successor to Mercantile Trust Company National Association, which was the successor to Mercantile Trust Company (which in turn was the corporation resulting from a consolidation on August 31, 1951, to which Mississippi Valley Trust Company, the original Trustee, was a party); and

WHEREAS, there are now outstanding under the Twenty-Fourth Supplemental Indenture, First Mortgage Bonds of the 7.00% Series due June 1, 2029; under the Twenty-Fifth Supplemental Indenture, First Mortgage Bonds of the 7.90% Series due September 15, 2030; under the Twenty-Eighth Supplemental Indenture, First Mortgage Bonds of the 6.00% Series due May 1, 2034; under the Twenty-Ninth Supplemental Indenture, First Mortgage Bonds of the 6.15% Series due June 1, 2036; under the Thirty-First Supplemental Indenture, First Mortgage Bonds of the 3.40% Series due March 15, 2028; under the Thirty-Second Supplemental Indenture, First Mortgage Bonds of the 4.625% Series due August 15, 2043; under the Thirty-Third Supplemental Indenture, First Mortgage Bonds of the 3.68% Series due September 15, 2032, First Mortgage Bonds of the 4.23% Series due September 15, 2047 and First Mortgage Bonds of the 4.38% Series due September 15, 2057; under the Thirty-Fourth Supplemental Indenture, First Mortgage Bonds of the 2.840% Series due November 15, 2029; under the Thirty-Fifth Supplemental Indenture, First Mortgage Bonds of the 3.300% Series due June 1, 2051; under the Thirty-Eighth Supplemental Indenture, First Mortgage Bonds of the 4.800% Series due February 15, 2033; under the Thirty-Ninth Supplemental Indenture, First Mortgage Bonds of the 5.150% Series due August 15, 2034; under the Fortieth Supplemental Indenture, (i) First Mortgage Bonds of the 4.88% Series due September 15, 2030 and (ii) First Mortgage Bonds of the 5.12% Series due September 15, 2032; and under the Forty-First Supplemental Indenture, (i) First Mortgage Bonds of the 4.60% Series due September 15, 2030 and (ii) First Mortgage Bonds of the 4.65% Series due January 15, 2031, but all bonds of the twenty-five series provided for respectively by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Sixth, Twenty-Seventh and Thirtieth Supplemental Indentures, the First Mortgage Bonds of the 3.0% Series issued under the Thirty-First Supplemental Indenture, the First Mortgage Bonds of the 2.000% Series issued under the Thirty-Second Supplemental Indenture, the First Mortgage Bonds of the 3.400% Series issued under the Thirty-Second Supplemental Indenture, the First

Mortgage Bonds of the 3 1/2% Series issued under the Original Indenture, and the First Mortgage Bonds of the Floating Rate Series under the Thirty-Sixth Supplemental Indenture have ceased to be outstanding; and

WHEREAS, the Company desires to create a new series of bonds under the Mortgage to be designated as “First Mortgage Bonds, 6.200% Series due October 15, 2036” (hereinafter sometimes referred to as the “2036 Series”), for an aggregate principal amount of $350,000,000, to be issued as fully registered bonds without coupons, the definitive bonds (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication thereof to be substantially in the following form:

(FORM OF FULLY REGISTERED BOND OF THE 2036 SERIES)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

SPIRE MISSOURI INC.
FIRST MORTGAGE BOND,
6.200% Series due October 15, 2036

October 8, 2026 CUSIP: 84859D AE7 ISIN: US84859DAE76
No.____________	$_________________

SPIRE MISSOURI INC., a corporation of the State of Missouri (hereinafter called “the Company”), for value received hereby promises to pay to _______________ or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the registered owner hereof at the office or agency of the Company in the City of St. Louis, State of Missouri, _____________________ Dollars on the fifteenth day of October, 2036 (or upon earlier redemption), by check or draft (or as otherwise provided herein) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof by check or draft (or as otherwise provided herein) interest thereon from and including October 8, 2026 or from the fifteenth day of April or October next preceding the date of this bond to which date interest has been paid or duly provided for (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest payment date, then from such interest payment date), at the rate of 6.200% per annum, in like coin or currency at either of said offices or agencies at the option of the registered owner hereof, on April 15 and October 15 in each year, beginning on April 15, 2027, until the Company’s obligation with respect to the payment of such principal shall have been discharged. If any interest payment date or any date of maturity or redemption of principal of this bond falls on a day that is not a Business Day (as defined below), principal and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri or on which the corporate trust office of the Trustee is closed for business. The interest so payable on any April 15 and October 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date for the applicable interest payment date, which will be the close of business on the fifteenth (15th) calendar day next preceding such interest payment date (whether or not a Business Day). Notwithstanding the foregoing, so long as the holder of this bond is The Depository Trust Company (“DTC”) or a nominee thereof, such record date shall be the close of business on the Business Day next preceding such interest payment date and otherwise such payments of principal and interest will be made in accordance with the Blanket Issuer Letter of Representations dated May 10, 2021 between DTC and the Company (or such successor arrangement thereto). If a registered owner of an aggregate principal amount in excess of $100,000 of the bonds so requests, payments of principal and interest to that registered owner shall be made by electronic transfer to an account at a commercial bank or savings institution located in the continental United States designated in writing by such registered owner. Any such request must be made in writing to the Company and Regions Bank, as trustee (in such capacity, the “Trustee”) at least 10 days in advance of such payment and must specify the name and address of the receiving bank, its ABA routing number, and the account name and number to receive the electronic transfer.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.200% Series due October 15, 2036 (hereinafter referred to as the “2036 Series”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the “Original Indenture”) dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which was succeeded by State Street Bank and Trust Company of Missouri, N.A., which was succeeded by UMB Bank & Trust, N.A., which in turn was succeeded by Regions Bank, as Trustee, and indentures supplemental thereto, including the Forty-Second Supplemental Indenture thereto dated as of October 8, 2026 (hereinafter referred to as the “Forty-Second Supplemental Indenture”), said Mortgage and Deed of Trust as supplemented being herein called the “Mortgage,” to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. Subject to the provisions of the next paragraph, with the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds affected by such modification or alteration (including the bonds of the 2036 Series, if so affected), then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like percent of the principal amount of the bonds of the 2036 Series, if any interest payment on bonds of the 2036 Series is to be affected) may consent on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

Each holder of this bond and every other bond of the 2036 Series, by its acquisition of an interest herein or therein, irrevocably (1) consents to the amendments of the Mortgage set forth in Section 9.1 of Article IX of the Thirty-Second Supplemental Indenture without any other or further action by any holder of such bonds, including without limitation to the amendment to the Mortgage to change the vote required for modifications and alterations of the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto referenced in the last sentence of the preceding paragraph from the affirmative vote of the owners of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds affected by such modification or alteration to the affirmative vote of the owners of at least a majority in principal amount of the bonds affected by such modification or alteration; and (2) designates the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on its behalf in favor of such amendments at any bondholder meeting, in any consent solicitation in lieu of any bondholder meeting or otherwise.

Similarly, each holder of this bond and every other bond of the 2036 Series, by its acquisition of an interest herein or therein, irrevocably (1) consents to the amendments of the Mortgage set forth in Section 5.1 of Article V of the Forty-Second Supplemental Indenture without any other or further action by any holder of such bonds, and (2) designates the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on its behalf in favor of such amendments at any bondholder meeting, in any consent solicitation in lieu of any bondholder meeting or otherwise.

The bonds of the 2036 Series are redeemable upon the notice referred to below, and otherwise subject to the provisions of the Mortgage, prior to maturity pursuant to: (i) paragraph (B) of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies), in whole, at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption; or (ii) Section 3.2 of the Forty-Second Supplemental Indenture, in whole or in part, (A) prior to July 15, 2036 (the “Par Call Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of the 2036 Series being redeemed discounted to the redemption date

(assuming the bonds of the 2036 Series being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Forty-Second Supplemental Indenture) plus 15 basis points, less (b) interest accrued to the redemption date and (2) 100% of the principal amount of the bonds of the 2036 Series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date, and (B) on or after the Par Call Date, at any time and from time to time, at 100% of the principal amount of the bonds of the 2036 Series to be redeemed on the redemption date, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, (1) interest payable with respect to an interest payment date on any bond of the 2036 Series to be redeemed that falls on or before the redemption date therefor shall be made to the holder thereof on the record date related to such interest payment date, and (2) if any redemption date falls on a day that is not a Business Day, principal and/or interest and premium, if any, payable on such date will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the redemption date and no interest will accrue on the amount so payable for the period from and after the redemption date to the next succeeding Business Day.

Except as set forth above, the bonds of the 2036 Series are not redeemable prior to October 15, 2036.

The notice of redemption of bonds of the 2036 Series shall be given by mailing a copy thereof to each registered owner, directed to his registered address not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption, all as provided in, and subject to the applicable provisions of, the Mortgage. The Company shall notify the Trustee at least sixty (60) days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of bonds of the 2036 Series to be redeemed and the redemption date.

The principal hereof and the interest accrued hereon may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

At the option of the registered owner, any bonds of the 2036 Series, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, SPIRE MISSOURI INC. has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated	SPIRE MISSOURI INC.

By

ATTEST:

(FORM OF TRUSTEE’S CERTIFICATE)

This bond is one of the bonds, of the Series herein designated, provided for in the within-mentioned Mortgage.

REGIONS BANK Trustee By Authorized Signatory Date:

WHEREAS, all conditions and requirements necessary to make this Forty-Second Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS FORTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH: That Spire Missouri Inc., in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage and of said bonds, hath granted, bargained and sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain and sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:

All several parcels of real estate more particularly described in the Original Indenture as Parcels Nos. 1 to 14 inclusive, and in the First Supplemental Indenture as Parcels (a) to (i) inclusive, and the Third Supplemental Indenture as Parcels II to VI inclusive, and in the Fourth Supplemental Indenture in paragraphs II to VII inclusive, beginning on page 13 and extending to page 15 thereof, and in the Fifth Supplemental Indenture in paragraphs II to X inclusive, beginning on page 14 and extending to page 17 thereof, and in the Sixth Supplemental Indenture in paragraphs II to XI inclusive, beginning on page 14 and extending to page 21 thereof, and in the Seventh Supplemental Indenture in paragraphs II to XIII inclusive, beginning on page 16 and extending to page 24 thereof, and in the Eighth Supplemental Indenture in paragraphs II to VIII inclusive, beginning on page 16 and extending to page 19 thereof, and in the Ninth Supplemental Indenture in paragraphs II and III, beginning on page 11 and extending to page 12 thereof, and in the Tenth Supplemental Indenture in paragraphs II to VI inclusive, beginning on page 11 and extending to page 13 thereof, and in the Eleventh Supplemental Indenture in paragraphs II and III, beginning on page 13 and extending to page 16 thereof, and in the Twelfth Supplemental Indenture on page 15 thereof, and in the Thirteenth Supplemental Indenture beginning on page 16 and extending to page 24 thereof, and in the Fifteenth Supplemental Indenture beginning on page 15 and extending to page 39 thereof, and in the Sixteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Seventeenth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Eighteenth Supplemental Indenture beginning on page 15 and extending to page 16 thereof, and in the Nineteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Twentieth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-First Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-Second Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Third Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fourth Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fifth Supplemental Indenture beginning on page 13 and extending to page 14 thereof, and in the Twenty-Sixth Supplemental Indenture beginning on page 13 and extending to page 15 thereof; and in the Twenty-Seventh Supplemental Indenture beginning on page 14 and extending to page 15 thereof, and in the Twenty-Eighth Supplemental Indenture beginning on page 14 and extending to page 15 thereof, and in the Twenty-Ninth Supplemental

Indenture beginning on page 14 and extending to page 15 thereof, and in the Thirtieth Supplemental Indenture beginning on page 14 and extending to page 16 thereof, and in the Thirty-First Supplemental Indenture beginning on page 19 and extending to page 21 thereof, and in the Thirty-Second Supplemental Indenture beginning on page 26 and extending to page 28 thereof, and in the Thirty-Third Supplemental Indenture beginning on page 24 and extending to page 26 thereof, and in the Thirty-Fourth Supplemental Indenture beginning on page 16 and extending to page 18 thereof; except any parcel or part of such real estate heretofore released from the lien of the Mortgage, or to which the Company and the Trustee have heretofore disclaimed any right, title, or interest.

TOGETHER WITH all other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Forty-Second Supplemental Indenture) all real estate, lands, leases, leaseholds (except the last day of the term of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all gas plants, gas containers, buildings and other structures and all offices, buildings and the contents thereof; all machinery, engines, boilers, gas machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, gas and mechanical appliances, conduits, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the distribution of gas for any purpose including pipes, conduits and all apparatus for use in connection therewith; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to;

AND TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

Provided that all property of the kinds which by the terms of the Original Indenture are expressly excepted from the lien and operation thereof is expressly excepted herefrom with the same effect and to the same extent as in the Original Indenture provided with respect to such property so expressly excepted;

TO HAVE AND TO HOLD all such properties, real, personal, and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Mortgage specifically set forth; and

Subject further, with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to excepted encumbrances as defined in Section 1.06 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property.

IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and this Forty-Second Supplemental Indenture set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Mortgage, or any of them, in accordance with the terms of the Mortgage without preference, priority or distinction as to lien of any of said bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Original Indenture set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of the Mortgage, and that the lien and security of the Mortgage shall take effect from the date of execution and delivery of the Original Indenture as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

And the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold the bonds of the 2036 Series, or any of such bonds, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Terms Defined by Reference. For all purposes of this Forty-Second Supplemental Indenture, except as herein otherwise expressly provided or unless the context otherwise requires, the terms defined in Section 1.2 to Section 1.48 hereof shall have the meanings specified in such Sections, and all other terms which are defined in the Original Indenture (including those defined by reference to the Trust Indenture Act of 1939, as amended, or the Securities Act of 1933, as amended) shall have the meanings assigned to them in the Original Indenture.

Section 1.2. Business Day. The term “Business Day” shall mean a day other than a (i) Saturday, (ii) Sunday, or (iii) day on which commercial banks are authorized or required by law,

regulation or executive order to close in the City of New York, New York or in the City of St. Louis, State of Missouri or on which the corporate trust office of the Trustee is closed for business. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 1.3. Trustee. The term “the Trustee” shall mean the party of the second part hereto, Regions Bank, and, subject to the provisions of Article XVIII of the Original Indenture, shall also include its successors and assigns.

Section 1.4. Original Indenture. The term “Original Indenture” shall mean the indenture of mortgage and deed of trust dated as of February 1, 1945, hereinbefore referred to.

Section 1.5. First Supplemental Indenture. The term “First Supplemental Indenture” shall mean the supplemental indenture dated as of December 1, 1946, hereinbefore referred to.

Section 1.6. Second Supplemental Indenture. The term “Second Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1948, hereinbefore referred to.

Section 1.7. Third Supplemental Indenture. The term “Third Supplemental Indenture” shall mean the supplemental indenture dated as of April 1, 1951, hereinbefore referred to.

Section 1.8. Fourth Supplemental Indenture. The term “Fourth Supplemental Indenture” shall mean the supplemental indenture dated as of December 1, 1954, hereinbefore referred to.

Section 1.9. Fifth Supplemental Indenture. The term “Fifth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1957, hereinbefore referred to.

Section 1.10. Sixth Supplemental Indenture. The term “Sixth Supplemental Indenture” shall mean the supplemental indenture dated as of July 1, 1960, hereinbefore referred to.

Section 1.11. Seventh Supplemental Indenture. The term “Seventh Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1964, hereinbefore referred to.

Section 1.12. Eighth Supplemental Indenture. The term “Eighth Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 1966, hereinbefore referred to.

Section 1.13. Ninth Supplemental Indenture. The term “Ninth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1968, hereinbefore referred to.

Section 1.14. Tenth Supplemental Indenture. The term “Tenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1970, hereinbefore referred to.

Section 1.15. Eleventh Supplemental Indenture. The term “Eleventh Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1972, hereinbefore referred to.

Section 1.16. Twelfth Supplemental Indenture. The term “Twelfth Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1974, hereinbefore referred to.

Section 1.17. Thirteenth Supplemental Indenture. The term “Thirteenth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1975, hereinbefore referred to.

Section 1.18. Fourteenth Supplemental Indenture. The term “Fourteenth Supplemental Indenture” shall mean the supplemental indenture dated as of October 26, 1976, hereinbefore referred to.

Section 1.19. Fifteenth Supplemental Indenture. The term “Fifteenth Supplemental Indenture” shall mean the supplemental indenture dated as of July 15, 1979, hereinbefore referred to.

Section 1.20. Sixteenth Supplemental Indenture. The term “Sixteenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1986, hereinbefore referred to.

Section 1.21. Seventeenth Supplemental Indenture. The term “Seventeenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1988, hereinbefore referred to.

Section 1.22. Eighteenth Supplemental Indenture. The term “Eighteenth Supplemental Indenture” shall mean the supplemental indenture dated as of November 15, 1989, hereinbefore referred to.

Section 1.23. Nineteenth Supplemental Indenture. The term “Nineteenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1991, hereinbefore referred to.

Section 1.24. Twentieth Supplemental Indenture. The term “Twentieth Supplemental Indenture” shall mean the supplemental indenture dated as of November 1, 1992, hereinbefore referred to.

Section 1.25. Twenty-First Supplemental Indenture. The term “Twenty-First Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1993, hereinbefore referred to.

Section 1.26. Twenty-Second Supplemental Indenture. The term “Twenty-Second Supplemental Indenture” shall mean the supplemental indenture dated as of November 15, 1995, hereinbefore referred to.

Section 1.27. Twenty-Third Supplemental Indenture. The term “Twenty-Third Supplemental Indenture” shall mean the supplemental indenture dated as of October 15, 1997, hereinbefore referred to.

Section 1.28. Twenty-Fourth Supplemental Indenture. The term “Twenty-Fourth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1999 hereinbefore referred to.

Section 1.29. Twenty-Fifth Supplemental Indenture. The term “Twenty-Fifth Supplemental Indenture” shall mean the supplemental indenture dated as of September 15, 2000 hereinbefore referred to.

Section 1.30. Twenty-Sixth Supplemental Indenture. The term “Twenty-Sixth Supplemental Indenture” shall mean the supplemental indenture dated as of June 15, 2001 hereinbefore referred to.

Section 1.31. Twenty-Seventh Supplemental Indenture. The term “Twenty-Seventh Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 2004 hereinbefore referred to.

Section 1.32. Twenty-Eighth Supplemental Indenture. The term “Twenty-Eighth Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 2004 hereinbefore referred to.

Section 1.33. Twenty-Ninth Supplemental Indenture. The term “Twenty-Ninth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 2006 hereinbefore referred to.

Section 1.34. Thirtieth Supplemental Indenture. The term “Thirtieth Supplemental Indenture” shall mean the supplemental indenture dated as of September 15, 2008 hereinbefore referred to.

Section 1.35. Thirty-First Supplemental Indenture. The term “Thirty-First Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 2013 hereinbefore referred to.

Section 1.36. Thirty-Second Supplemental Indenture. The term “Thirty-Second Supplemental Indenture” shall mean the supplemental indenture dated as of August 13, 2013 hereinbefore referred to.

Section 1.37. Thirty-Third Supplemental Indenture. The term “Thirty-Third Supplemental Indenture” shall mean the supplemental indenture dated as of September 15, 2017 hereinbefore referred to.

Section 1.38. Thirty-Fourth Supplemental Indenture. The term “Thirty-Fourth Supplemental Indenture” shall mean the supplemental indenture dated as of November 12, 2019 hereinbefore referred to.

Section 1.39. Thirty-Fifth Supplemental Indenture. The term “Thirty-Fifth Supplemental Indenture” shall mean the supplemental indenture dated as of May 20, 2021 hereinbefore referred to.

Section 1.40. Thirty-Sixth Supplemental Indenture. The term “Thirty-Sixth Supplemental Indenture” shall mean the supplemental indenture dated as of December 7, 2021 hereinbefore referred to.

Section 1.41. Thirty-Seventh Supplemental Indenture. The term “Thirty-Seventh Supplemental Indenture” shall mean the supplemental indenture dated as of May 2, 2022 hereinbefore referred to.

Section 1.42. Thirty-Eighth Supplemental Indenture. The term “Thirty-Eighth Supplemental Indenture” shall mean the supplemental indenture dated as of February 13, 2023 hereinbefore referred to.

Section 1.43. Thirty-Ninth Supplemental Indenture. The term “Thirty-Ninth Supplemental Indenture” shall mean the supplemental indenture dated as of August 13, 2024 hereinbefore referred to.

Section 1.44. Fortieth Supplemental Indenture. The term “Fortieth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 2025 hereinbefore referred to.

Section 1.45. Forty-First Supplemental Indenture. The term “Forty-First Supplemental Indenture” shall mean the supplemental indenture dated as of October 23, 2025 hereinbefore referred to.

Section 1.46. Mortgage. The term “Mortgage” shall mean the Original Indenture as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Second, Thirty-Third, Thirty-Fourth, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, Fortieth, and Forty-First Supplemental Indentures and hereby, or as the same may from time to time hereafter be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions of the Original Indenture.

Section 1.47. Hereof, Hereunder, etc. The term “hereof,” “hereunder,” “hereto,” “hereby,” “hereinbefore,” and the like, refer to this Forty-Second Supplemental Indenture.

Section 1.48. 2036 Series. The term “2036 Series” shall mean the series of First Mortgage Bonds created by this Forty-Second Supplemental Indenture as in Section 2.1 hereof provided.

ARTICLE II

CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE 2036 SERIES OF BONDS

Section 2.1. Creation and principal amount of the 2036 Series. The Company hereby creates a new series of bonds that may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, which series shall be designated by the title “First Mortgage Bonds, 6.200% Series due October 15, 2036”. The bonds of the 2036 Series shall initially be executed by the Company and authenticated in the aggregate principal amount of $350,000,000, except bonds of such series authenticated and delivered pursuant to Section 2.4 or Section 2.6 hereof or Section 2.09 or Section 12.04 of the Original Indenture. The 2036 Series may be reopened and additional bonds of the 2036 Series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of the 2036 Series will contain the same terms (including the maturity date and interest rate), except for the public offering price, the issue date and, if applicable, the first interest payment date, as the other bonds of the 2036 Series. Any such additional bonds of the 2036 Series, together with the bonds of the 2036 Series initially authenticated, shall constitute a single series for purposes of the Mortgage.

Section 2.2. Date of Bonds. All bonds of the 2036 Series shall be dated as provided in Section 2.03 of the Original Indenture.

Section 2.3. Denominations, etc. The bonds of the 2036 Series shall be issuable only as fully registered bonds without coupons, in the denomination of $2,000 and integral multiples of $1,000 in excess thereof, and such bonds, and the Trustee’s certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Forty-Second Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.

Section 2.4. Exchange of Bonds. At the option of the registered owner, any bonds of the 2036 Series, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.

Section 2.5. Registration of Bonds. The bonds of the 2036 Series are transferable as prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the

Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.

Section 2.6. Temporary Bonds. Until bonds of the 2036 Series in definitive form are ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original Indenture. Such temporary bonds shall be substantially in the form of the definitive bonds of the 2036 Series, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.

Section 2.7. Payment of Defaulted Interest. The person in whose name any bond of the 2036 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date for the applicable interest payment shall be the fifteenth (15th) calendar day next preceding such interest payment date (whether or not a Business Day). Notwithstanding the foregoing, so long as the holder of the bonds of the 2036 Series is The Depository Trust Company or a nominee thereof, such record date shall be the close of business on the Business Day next preceding such interest payment date.

Section 2.8. Transfers or Exchanges of Bonds Called for Redemption. Anything in this Forty-Second Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of bonds of the 2036 Series for a period of fifteen (15) days next preceding any selection of bonds of the 2036 Series to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any bond of the 2036 Series to be redeemed in part, the portion thereof not to be so redeemed.

ARTICLE III

REDEMPTION OF BONDS OF THE 2036 SERIES

Section 3.1. Circumstances in Which Redeemable. Bonds of the 2036 Series shall be redeemable, in whole, at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption at any time before maturity pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.

Section 3.2. Additional Circumstances in Which Redeemable. Bonds of the 2036 Series shall also be redeemable, at the option of the Company, in whole or in part, at any time and from time to time, (i)(a) prior to the Par Call Date (as defined below), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(x) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of the 2036 Series being redeemed discounted to the redemption date (assuming the bonds of the 2036 Series being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (b) interest accrued to the redemption date and (y) 100% of the principal amount of the bonds of the 2036 Series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date, and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the bonds of the 2036 Series to be redeemed on the redemption date plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Company will calculate the redemption price, and the Trustee shall have no obligation to calculate or verify the same.

Notwithstanding the foregoing, (1) interest payable with respect to an interest payment date on any bond of the 2036 Series to be redeemed that falls on or before the redemption date therefor shall be made to the holder thereof on the record date related to such interest payment date, and (2) if any redemption date falls on a day that is not a Business Day, principal and/or interest and premium, if any, payable on such date will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the redemption date and no interest will accrue on the amount so payable for the period from and after the redemption date to the next succeeding Business Day.

For purposes of this Section 3.2:

“Par Call Date” means, with respect to the bonds of the 2036 Series, July 15, 2036.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”).

In determining the Treasury Rate, the Company shall select, as applicable: (a) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (b) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (c) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life (for purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date).

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.

If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security and rounded to three decimal places.

Section 3.3. Notice of Intention to Redeem. Article XII of the Original Indenture is and shall be applicable to any redemption of bonds of the 2036 Series. The notice of intention to redeem provided for in Section 12.02 of the Original Indenture need not be published with respect to bonds of the 2036 Series but shall be given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption. The Company shall notify the Trustee at least sixty (60) days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of bonds of the 2036 Series to be redeemed and the redemption date.

Section 3.4. No Other Redemptions. Except as set forth in Section 3.1 and Section 3.2 hereof, the bonds of the 2036 Series are not redeemable prior to October 15, 2036.

Section 3.5. Purchase of Bonds of the 2036 Series. Subject to applicable law (including, without limitation, United States federal securities laws), the Company and its affiliates may, at any time and from time to time, purchase outstanding bonds of the 2036 Series by tender, in the open market or by private agreement.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.1. Restrictions as to Dividends. So long as any bonds of the 2036 Series are outstanding, the Company will not (a) declare any dividends (other than dividends in common stock) on any common stock, or order the making of any distribution on any shares of common stock or to owners of common stock or (b) purchase, redeem or otherwise acquire or retire for value any shares of common stock, if the aggregate net amount of such declarations, distributions so ordered, purchases, redemptions, acquisitions and retirements after September 30, 1953, would exceed the sum of (y) the Net Income Available for Common Stock for the period beginning October 1, 1953, and ending with the last day of the calendar quarter immediately preceding the calendar quarter in which such dividend is declared, distribution ordered, or purchase, redemption, acquisition or retirement made, plus (z) Eight Million Dollars ($8,000,000).

The aggregate net amount of the declarations, distributions ordered, purchases, redemptions, acquisitions and retirements referred to in the first paragraph of this Section 4.1 shall be determined by deducting from the aggregate amount thereof the total amount of cash payments received by the Company after September 30, 1953, for any shares of common stock sold by the Company after September 30, 1953.

Net Income Available for Common Stock, for the purpose of this Section 4.1, for any period, means (1) the net income of the Company for such period computed according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles, less (2) an amount equal to the dividends accrued (whether or not declared or paid) during such period on any and all classes of stock having preference over the common stock as to assets or dividends.

For the purposes of the last preceding paragraph of this Section 4.1, the term “Public Service Commission of Missouri” shall also apply, and be deemed to refer, to any regulatory body which may (A) succeed said Commission with respect to jurisdiction over the accounting of the Company, or (B) supersede said Commission with respect to such jurisdiction, or (C) have such jurisdiction over phases of the Company’s business or parts of its property over which said Commission shall not have jurisdiction.

Section 4.2. Earnings Requirements for Additional Bonds. So long as any bonds of the 2036 Series are outstanding, the Company shall not be entitled to have authenticated and delivered any bonds pursuant to Article VI, Article VII or Article VIII of the Original Indenture, except bonds which may be authenticated and delivered under Article VII of the Original Indenture, without the receipt by the Trustee of a net earnings certificate showing the net earnings to be as required by Section 6.05 of the Original Indenture, unless (in addition to all other requirements for the authentication and delivery of such bonds):

(a) net earnings of the Company after provision for depreciation, depletion and amortization of property, for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional bonds are to be issued, shall have been not less than 2 1/4 times the amount of the total annual interest charges upon the funded debt of the Company to be outstanding immediately after the issue of such additional bonds; and

(b) the Trustee shall have received a certificate made, signed and verified by the same persons (including an independent public accountant where required) as would be required if such certificate were a net earnings certificate under the Original Indenture, showing the net earnings of the Company to be as required by the foregoing clause (a) of this Section 4.2. Such certificate shall show the net earnings and total annual interest charges referred to in said clause (a).

For the purposes of this Section 4.2, “funded debt” shall mean all indebtedness created or assumed by the Company maturing one year or more after the date of the creation or assumption thereof.

For the purposes of this Section 4.2, net earnings of the Company after provision for depreciation, depletion and amortization of property shall mean the total operating revenue and other income (net) of the Company less operating expenses (including provision for depreciation, depletion and amortization of property) and less taxes (excluding income and excess profits taxes or other taxes which are imposed on or measured by income). In the determination of net earnings of the Company the following additional requirements shall be applicable:

(i) No profits or losses from the sale or abandonment of capital assets or change in value of securities or other investments shall be taken into account in making such computations;

(ii) In case the Company shall have sold any property for a consideration in excess of $5,000,000, within or after the particular period for which the calculation is made, then, in computing the net earnings of the Company so available, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer’s certificate filed with the Trustee shall deem proper;

(iii) In case the Company shall, within or after the particular period for which the calculation is made, have acquired (by purchase, merger, consolidation or otherwise) any property which within six months prior to the date of acquisition thereof by the Company has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, then in computing the net earnings of the Company so available for such purposes there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses of the property so acquired for the whole of such period to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer’s certificate filed with the Trustee shall deem proper. The net earnings or net losses of such property for the period preceding such acquisition shall in such case be ascertained and computed as provided in this clause (iii) as if such acquired property had been owned by the Company during the whole of such period; and

(iv) The “net earnings of property” referred to in clauses (ii) and (iii) of this Section 4.2 shall mean the net earnings of such property computed in the manner provided in this definition for the computation of net earnings of the Company available for the pertinent purposes.

All accounting determinations required by this Section 4.2 shall (except to the extent, if any, to which the preceding provisions of this Section 4.2 may conflict with this provision) be made according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles.

For the purposes of this Section 4.2, the term “Public Service Commission of Missouri” shall be applicable as provided in Section 4.1 of this ARTICLE IV.

Section 4.3. Postponement of Interest. So long as any bonds of the 2036 Series are outstanding, in order that any interest payment on the bonds of the 2036 Series may be postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of bonds of the 2036 Series at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section 20.07 of the Original Indenture.

ARTICLE V

COMPANY’S RESERVATION OF RIGHTS – TRUSTEE PROVISIONS

Section 5.1. Company’s Reservation of Rights. The Company reserves the right, without any consent, vote or other action by holders of bonds of the 2036 Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as set forth in Exhibit A attached hereto, including all or such portions of the amendments set forth in Exhibit A as the Company may elect.

Section 5.2. Bondholder Consent to Amendments; Designation of Company as Proxy. Each holder of bonds of the 2036 Series, or of any other subsequent series, (a) consents to the modification and alterations to the Mortgage set forth in this Article V of this Forty-Second Supplemental Indenture without any other or further action by any such holder of such bonds, (b) designates the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise and (c) waives all conditions precedent to such modifications and alterations, in Article XX of the Mortgage or otherwise (including but not limited to any requirements as to the holding of a meeting of bondholders and any notice thereof).

ARTICLE VI

COMPANY’S RESERVATION OF RIGHTS – PRIOR SUPPLEMENTS

Section 6.1. Company’s Reservation of Rights. The Company reserves the right, without any consent, vote or other action by holders of bonds of the 2036 Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, in accordance with and as set forth in Section 9.1 of Article IX of the Thirty-Second Supplemental Indenture, to the extent such amendments have not already been effectuated, which shall apply hereto mutatis mutandis.

Section 6.2. Bondholder Consent to Amendments; Designation of Company as Proxy. Each holder of bonds of the 2036 Series, or of any other subsequent series, irrevocably (a) consents to the modification and alterations to the Mortgage set forth in Section 9.1 of Article IX of the Thirty-Second Supplemental Indenture without any other or further action by any such holder of such bonds, (b) designates the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise and (c) waives all conditions precedent to such modifications and alterations, in Article XX of the Mortgage or otherwise (including but not limited to any requirements as to the holding of a meeting of bondholders and any notice thereof).

Section 6.3. Prior Amendment. Without limiting any provision of the Mortgage, including the effectiveness of any prior amendment thereto, the holders of the bonds of the 2036 Series acknowledge and recognize the amendment to the Mortgage described in Article I of the Thirty-Seventh Supplemental Indenture.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision hereof, or any other provision of the Mortgage, limits, qualifies, or conflicts with another provision included in the Mortgage which is required to be included in the Mortgage by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c) thereof, such required provisions shall control.

Section 7.2. Acceptance of Trust. The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Forty-Second Supplemental Indenture set forth. The Trustee makes no representations as to the validity, execution or sufficiency of this Forty-Second Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

Section 7.3. This Indenture Part of Original Indenture. This Forty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof. The Mortgage, as modified and amended by this Forty-Second Supplemental Indenture, is hereby ratified and confirmed in all respects.

Section 7.4. Execution in Any Number of Counterparts. This Forty-Second Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts shall together constitute but one and the same instrument.

Section 7.5. Date of Execution. Although this Forty-Second Supplemental Indenture is dated, for convenience and for purposes of reference, as of October 8, 2026, the actual dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

Section 7.6. WAIVER OF JURY TRIAL. EACH OF THE TRUSTEE AND THE COMPANY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FORTY-SECOND SUPPLEMENTAL INDENTURE.

[signature page(s) to follow]

IN WITNESS WHEREOF, Spire Missouri Inc., party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President, Chief Financial Officer, a Vice President, or Treasurer and its corporate seal to be attested by its Secretary or an Assistant Secretary, for and in its behalf; and the Trustee, party of the second part, in token of its acceptance of the trust hereby created, has caused its name to be hereunto affixed and this instrument to be signed and sealed by a Vice President or an Assistant Vice President, and its seal to be attested by its Secretary or an Assistant Secretary.

SPIRE MISSOURI INC.

	By	/s/ Stephen M. Mills
Stephen M. Mills, President

ATTEST:

/s/ Courtney M. Vomund

(SEAL)

REGIONS BANK
Trustee

	By	/s/ Kerry A. McFarland
Kerry A. McFarland, Vice President

ATTEST:

/s/ Daniel G. Dwyer

(SEAL)

[Spire Missouri Inc. – Signature Page to Forty-Second Supplemental Indenture]

State of Missouri	)
	)	ss.
City of St. Louis	)

On this 7th day of October, 2026 before me appeared Stephen M. Mills, to me personally known, who, being by me duly sworn did say that (s)he is the President of Spire Missouri Inc., the corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said Stephen M. Mills acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

My commission expires 11/20/2028.

Tammy L. Kirksey
Notary Public
State of Missouri

(SEAL)

[Spire Missouri Inc. – Signature Page to Forty-Second Supplemental Indenture]

State of Missouri	)
	)	ss.
City of St. Louis	)

On this 7th day of October, 2026 before me appeared Kerry A. McFarland to me personally known, who, being by me duly sworn did say that (s)he is a Vice President of Regions Bank, the banking corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its board of directors, and said Daniel G. Dwyer acknowledged said instrument to be the free act and deed of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

My commission expires 4-26-2027.

Mary E. Macintire
Notary Public
State of Missouri

(SEAL)

[Spire Missouri Inc. – Signature Page to Forty-Second Supplemental Indenture]

Exhibit A

A. To amend Section 18.07 of the Mortgage to add the following clauses:

(i) adding the following as subsection (3):

(3) The Trustee shall not be deemed to have notice of any default or completed default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee, and such notice references the bonds and this Indenture;

(ii) adding the following as subsection (4):

(4) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

(iii) adding the following as subsection (5):

(5) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(iv) adding the following as subsection (6):

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of holders, pursuant to the provisions of this Indenture, unless such holder shall have offered to the Trustee security or indemnity (satisfactory to the Trustee in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction;

(v) adding the following as subsection (7):

(7) In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(vi) adding the following as subsection (8):

(8) The Trustee may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care;

(vii) adding the following as subsection (9):

(9) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or any of its directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Company. The Trustee may assume performance by all such persons of their respective obligations. The Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other person; and

(viii) adding the following as subsection (10):

(10) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, labor disputes, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, quarantines, national emergency, earthquakes, fires, floods, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, malware or ransomware attacks or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

B. To delete Section 18.11 of the Mortgage in its entirety and replace it with the following:

SECTION 18.11. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee and its directors, officers, agents and employees harmless against any and all loss, damage, claims, fines, penalties, liabilities, costs or expenses (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company (including this Section)) or defending itself against any claim whether asserted by any bondholder, the Company, or any third party, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder incurred without negligence or bad faith as finally adjudicated by a court of competent jurisdiction. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby and shall be secured by the lien of this Indenture.

C. To delete Section 18.14 of the Mortgage in its entirety and replace it with the following:

SECTION 18.14. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding bonds, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 18.01 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by resolution may remove the Trustee, or (b) any Holder who has been a bona fide holder of a bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by resolution, shall promptly appoint a successor Trustee; provided, however, in no event shall such successor Trustee be an affiliate of the Company. In case all or substantially all of the trust estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the holders. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding bonds delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided any holder who has been a bona fide holder of a bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by postage prepaid, to the holders of bonds as their names and addresses appear in the bond register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

D. To delete Section 18.16 of the Mortgage in its entirety and replace it with the following:

SECTION 18.16. [Reserved].

E. To delete Section 18.17 of the Mortgage in its entirety and replace it with the following:

SECTION 18.17. [Reserved].

F. To delete Section 18.18 of the Mortgage in its entirety and replace it with the following:

SECTION 18.18. [Reserved].

G. To delete Section 20.09 of the Mortgage in its entirety and replace it with the following:

SECTION 20.09. Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond outstanding at the date of any such meeting and affected thereby and upon presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as in the opinion of the Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then outstanding hereunder upon surrender of such bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustee.

Any supplemental indenture executed pursuant to the provisions of this Article shall comply with all applicable provisions of the Trust Indenture Act of 1939 as then in force. The Trustee will sign any supplemental indenture authorized pursuant to this Section if the supplemental indenture does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. In executing any supplemental indenture (except in the case of supplemental indentures for the issuance of any series, in which case the Trustee shall receive the documents set forth in Section 6.06, 7.01 or 8.01 hereof, as applicable), the Trustee will be entitled to receive and will be fully protected in relying upon an officer’s certificate and an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and, with respect to such opinion of counsel, that the amendment or supplement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

H. To delete Section 21.04 of the Mortgage in its entirety and replace it with the following:

SECTION 21.04. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a default under this Indenture or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained herein or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien hereof shall be situated. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon if such instrument shall have been signed by the Trustee any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then outstanding hereunder. The Trustee will sign any instrument authorized pursuant to this Section if the supplemental indenture does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. In executing any instrument, the Trustee will be entitled to receive and will be fully protected in relying upon an officer’s certificate and an opinion of counsel stating that the execution of such instrument is authorized or permitted by this Indenture, and, with respect to such opinion of counsel, that the amendment or supplement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

Exhibit B

Explanatory Note: Each of the sections of the Mortgage presented below shows such section as if it were amended and restated in accordance with Section 5.1 of the Forty-Second Supplemental Indenture. Deletions are noted with a ~~strike-through~~ and additions are noted with a double underline. This Exhibit B is being provided for informational purposes only and nothing in this Exhibit B shall constitute or be considered part of the Forty-Second Supplemental Indenture or otherwise be binding on the Company, the Trustee or any bondholder under the Mortgage.

SECTION 18.07. To the extent permitted by Sections 18.02 and 18.03:

(1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

(2) The Trustee may consult with counsel (who may be of counsel to the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(3) The Trustee shall not be deemed to have notice of any default or completed default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee, and such notice references the bonds and this Indenture;

(4) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

(5) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of holders, pursuant to the provisions of this Indenture, unless such holder shall have offered to the Trustee security or indemnity (satisfactory to the Trustee in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction;

(7) In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(8) The Trustee may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care;

(9) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or any of its directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Company. The Trustee may assume performance by all such persons of their respective obligations. The Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other person; and

(10) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, labor disputes, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, quarantines, national emergency, earthquakes, fires, floods, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, malware or ransomware attacks or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

SECTION 18.11. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee ~~for,~~ and ~~to hold it~~ its directors, officers, agents and employees harmless against~~,~~  any and all loss, ~~liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or~~ damage, claims, fines, penalties, liabilities, costs or expenses (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust~~,~~  and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company (including this Section)) or defending itself against any claim ~~of liability in the premises~~ whether asserted by any bondholder, the Company, or any third party, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder incurred without negligence or bad faith as finally adjudicated by a court of competent jurisdiction. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby~~. Such additional indebtedness~~ and shall be secured by ~~a~~ the lien ~~prior to that of the bonds upon the trust estate, including all property or funds held or collected by the Trustee as such~~ of this Indenture.

SECTION 18.14. (a) ~~If~~No resignation or removal of the Trustee ~~has or acquires any conflicting interest, as defined by subsection (d) of this Section, the Trustee shall within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not~~ and no appointment of a successor Trustee pursuant to this Article shall become effective until the ~~appointment of a successor trustee and such successor’s~~ acceptance of ~~such~~ appointment~~. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 18.18. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week. If the resigning Trustee fails to publish such notice within ten days after giving written notice of its resignation to the Company, the Company shall publish such notice.~~ by the successor Trustee.

(b) ~~In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section,~~ The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee ~~shall~~ within ~~ten~~ thirty (~~10~~30) days after the ~~expiration of such ninety (90) day period transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (c) of Section 10.04 hereof with respect to reports pursuant to subsection (a) of Section 10.04 hereof .~~giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

~~(c) Subject to the provisions of Section 14.17 hereof any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.~~

~~(d) The Trustee shall be deemed to have a conflicting interest if—~~

~~(1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, except as otherwise provided in paragraph (1) of subsection (b) of Section 310 of the Trust Indenture Act of 1939, and provided that there shall be excluded from the operation of this paragraph the Mortgage or Deed of Trust dated April 1, 1904, and Supplemental Indenture thereto dated as of May 15, 1942, by and between the Company and Bankers Trust Company and the Trustee, as trustees, securing the Company’s Refunding and Extension Mortgage Five Per Cent. Gold Bonds, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of an obligor upon the bonds are outstanding, if the issuer shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;~~

~~(2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;~~

~~(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;~~

~~(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection, to act as trustee whether under an indenture or otherwise;~~

~~(5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;~~

~~(6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;~~

~~(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;~~

~~(8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or~~

~~(9) the Trustee owns on May 15th in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15th, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7), and (8) of this subsection (d).~~

~~The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.~~

~~For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (d) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys~~

~~lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.~~

~~For the purposes of this subsection (d) only, the term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.~~

~~For the purposes of this subsection (d) only, the term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.~~

~~For the purposes of this subsection (d) only, the term “executive officer” shall mean the President, every Vice-President, every Trust Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors.~~

~~For the purposes of this subsection (d) only, the term “underwriter” when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.~~

~~For the purposes of this subsection (d) only, the term “Company” shall include any obligor on bonds secured hereby.~~

~~(e) The percentages of voting securities and other securities specified in subsection (d) of this Section shall be calculated in accordance with the following provisions:~~

~~(i) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this subsection (e) ) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.~~

~~(ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.~~

~~(iii) The term “amount”, when used in regard to securities, means the principal amount, if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.~~

~~(iv) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:~~

~~(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;~~

~~(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;~~

~~(3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;~~

~~(4) Securities held in escrow if placed in escrow by the issuer thereof;~~

~~provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.~~

~~(v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.~~

~~(f) If a separate or co-trustee is appointed pursuant to Section 18.19, the provisions of this Section which have been made specifically applicable to the Trustee, shall also apply to any separate or co-trustee, except that in case of the resignation of a separate or co-trustee such resignation and the appointment of a successor shall (subject to the provisions of subsection (c) of this Section) be governed by the provisions of paragraph (3) of Section 18.19.~~

~~SECTION 18.16. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 18.18, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 18.14.~~

~~SECTION 18.17.~~(c) The Trustee may be removed at any time by ~~an instrument or concurrent instruments in writing filed with the Trustee and signed arid acknowledged by~~ act of the holders of a majority in principal amount of the ~~bonds then outstanding (determined as provided in Section 1.02 hereof) or by their attorneys in fact duly authorized~~ outstanding bonds, delivered to the Trustee and to the Company.

~~In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 18.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 18.16, and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding or by their attorneys in fact duly authorized.~~

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 18.01 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

~~SECTION 18.18. In case at any time~~(2) the Trustee shall ~~resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 18.14 in which event the vacancy shall be filled as provided in said subsection) or shall~~ become incapable of acting~~,~~  or shall be adjudged a bankrupt or insolvent~~,~~  or ~~if~~ a receiver of the Trustee or of its property shall be appointed~~,~~  or ~~if~~ any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, ~~a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder (determined as provided in Section 1.02 hereof), by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new trustee, notification thereof being given to the Company and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors or Executive Committee and duly acknowledged by its President or a Vice-President, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 18.16. Any new trustee appointed by the Company shall, immediately and without further act, be superseded by a trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of~~ then, in any such case, (a) the Company by resolution may remove the Trustee, or (b) any Holder who has been a bona fide holder of a bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of ~~the new trustee by the Company~~ successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by resolution, shall promptly appoint a successor Trustee; provided, however, in no event shall such successor Trustee be an affiliate of the Company. In case all or substantially all of the trust estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the holders. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding bonds delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided any holder who has been a bona fide holder of a bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by postage prepaid, to the holders of bonds as their names and addresses appear in the bond register. Each notice shall include the name of the successor Trustee and the address of its principal.

~~If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six (6) months after a vacancy shall have occurred in the office of trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.~~

~~If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 18.14 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within thirty (30) days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.~~

~~Any trustee appointed under the provisions of this Section in succession to the Trustee shall be a bank or trust company eligible under Section 18.01 and qualified under Section 18.14.~~

~~Any trustee which has resigned or been removed shall nevertheless retain the lien upon the mortgaged or pledged property, including all property or funds held or collected by the trustee as such, to secure the amounts due to the trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 18.11.~~

SECTION 18.16. [Reserved].

SECTION 18.17. [Reserved].

SECTION 18.18. [Reserved].

SECTION 20.09. Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond outstanding at the date of any such meeting and affected thereby and upon presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as in the opinion of the Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then outstanding hereunder upon surrender of such bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustee.

Any supplemental indenture executed pursuant to the provisions of this Article shall comply with all applicable provisions of the Trust Indenture Act of 1939 as then in force. The Trustee will sign any supplemental indenture authorized pursuant to this Section if the supplemental indenture does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. In executing any supplemental indenture (except in the case of supplemental indentures for the issuance of any series, in which case the Trustee shall receive the documents set forth in Section 6.06, 7.01 or 8.01 hereof, as applicable), the Trustee will be entitled to receive and will be fully protected in relying upon an officer’s certificate and an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and, with respect to such opinion of counsel, that the amendment or supplement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

SECTION 21.04. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a default under this Indenture or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained herein or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien hereof shall be situated. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon if such instrument shall have been signed by the Trustee any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then outstanding hereunder. The Trustee will sign any instrument authorized pursuant to this Section if the supplemental indenture does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. In executing any instrument, the Trustee will be entitled to receive and will be fully protected in relying upon an officer’s certificate and an opinion of counsel stating that the execution of such instrument is authorized or permitted by this Indenture, and, with respect to such opinion of counsel, that the amendment or supplement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

~~If the Trust Indenture Act of 1939, as in effect at any time and from time to time,~~

~~(i) shall require one or more changes to any provisions hereof or the inclusion~~
~~herein of any additional provisions, or shall by operation of law be deemed to effect such changes~~

~~or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to the Trust Indenture Act as then in effect, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof; or~~

~~(ii) shall permit one or more changes to, or the elimination of, any provisions hereof which shall theretofore have been required by the Trust Indenture Act of 1939 to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act of 1939, this Indenture shall he deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof.~~